Exhibit 10.1

First Amendment to Lease

Reference is made to a certain Lease Agreement dated December 17, 2013 (herein referenced as the “Lease”) between 257 Simarano LLC, Brighton Properties LLC, Robert Stubblebine 1 LLC and Robert Stubblebine 2 LLC as owners at the time, of shares of the real estate at 257 Simarano Drive in Marlboro Massachusetts, which during the term of said Lease, were granted to the single entity known as 257 Simarano LLC, being a limited liability company organized and existing under the laws of the Commonwealth of Massachusetts with a mailing address of 336 Baker Avenue, Concord, Massachusetts 01742, (herein referred to as “Landlord”) and RXi Pharmaceutical Corporation, a corporation with a principal place of business at 257 Simarano Drive Marlborough Massachusetts and which has officially changed its name to Phio Pharmaceuticals Corp. (herein referenced as “Tenant”). The Landlord and Tenant are landlord and tenant, respectively under the Lease for the Demised Premises being a portion of the premises located at 257 Simarano Drive in Marlborough Massachusetts.

The Landlord and the Tenant desire to amend the Lease in certain respects all as hereinafter set forth. Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease. For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Landlord and the Tenants hereby agree to following amendment to the Lease agreement.

1.	Section 2 of the Lease entitled “Term” is hereby amended to hereby extend the Lease term commencing on April 1, 2019 for a period of five (5) years and shall hereby terminate, except as otherwise provided for herein, on March 31, 2024 (herein referred to as the “Lease Expiration Date”). This additional period shall hereinafter be referred to as the “Extended Lease Term”.

2.	Section 30 of the Lease entitled “Rent Escalation” is hereby further amended to reflect the new Minimum Rent, to be paid by Lessee during the Extended Lease Term, effective on April 1, 2019:

April 1, 2019 – March 31, 2020 Minimum Rent shall be	$124,864.78
April 1, 2020 – March 31, 2021 Minimum Rent shall be	$128,610.71
April 1, 2021 – March 31, 2022 Minimum Rent shall be	$132,469.03
April 1, 2022 – March 31, 2023 Minimum Rent shall be	$136,443.10
April 1, 2023 – March 31, 2024 Minimum Rent shall be	$140,536.39

3.	Any Additional Rent due to Lessor under the Lease, Section 4 entitled “Real Estate Taxes” and Section 9 entitled “Operating Expenses and Outdoor Areas” shall be calculated in the aggregate and not individually pursuant to the attached revised Exhibit C, attached hereto and made a part hereof.

4.	Rights to terminate:

Either party may terminate the Extended Lease Term on March 31, 2021 by providing the other party with six months prior written notice of its intent to terminate and simultaneously paying the other party a six (6) month rent penalty at the time of notice.

Either party may terminate the Extended Lease Term on March 31, 2022 by providing the other party with six (6) months prior written notice of its intent to terminate and simultaneously paying the other party a three (3) month rent penalty at the time of notice.

Rent penalty shall be calculated as the rent being paid the month that the notice is given. The Lessor’s payment to Lessee may be made in the form of a rent credit waiving future rent that is due.

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5.	TENANT IMPROVEMENT ALLOWANCE:

If Lessee elects to forgo the above options for Lessee to terminate the lease, and executes a simple Lease Amendment stating the same, then Lessor shall provide Lessee a cash building improvement allowance (excluding equipment or furniture or fixtures) to make building capital improvements to the Demised Premises with a value up to $35,000. Lessee may use its own contractor or request Lessor’s assistance for construction services. Lessor will pay the Lessee the cash building improvement allowance after the completion of the building improvement activities within 30 days after receipt of the applicable invoice(s).

6.	NOTICES:

The parties to the Lease shall be duly served if notice is mailed by certified mail return receipt requested to the other party at the following address:

Lessee -	Phio Pharmaceuticals Corp.	Lessor –	257 Simarano LLC
	257 Simarano Drive		336 Baker Avenue
	Marlborough, MA 01752		Concord, MA 01742

Except as herein specifically amended, altered or modified, each and every provision of the Lease shall remain in full force and effect and is hereby ratified and confirmed.

Executed as a sealed instrument this 22nd day of January, 2019.

Landlord:	Tenant:

257 Simarano LLC	Phio Pharmaceuticals Corp.

/s/ Eric O’Brien	/s/ Geert Cauwenbergh
Eric O’Brien, Managing Member	Print Name: Geert Cauwenbergh
Title: Chief Executive Officer

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